                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
               EXCHANGE ACT OF 1934 (AMENDMENT NO.             )

     Filed by the registrant /X/
     Filed by a party other than the registrant / /
     Check the appropriate box:
     / / Preliminary proxy statement
     /X/ Definitive proxy statement
     / / Definitive additional materials
     / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                                Southdown, Inc.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                              Wendell Phillips, II
- --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):
     /X/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transactions applies:

- --------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

- --------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------
     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

- --------------------------------------------------------------------------------
     (2) Form, schedule or registration statement no.:

- --------------------------------------------------------------------------------
     (3) Filing party:

- --------------------------------------------------------------------------------
     (4) Date filed:

- --------------------------------------------------------------------------------
- ---------------
    (1) Set forth the amount on which the filing fee is calculated and state how it was determined.

                                SOUTHDOWN, INC.
                               1200 SMITH STREET
                                   SUITE 2400
                              HOUSTON, TEXAS 77002


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                       TO BE HELD THURSDAY, MAY 19, 1994


To the Shareholders of Southdown, Inc.:

        An Annual Meeting of Shareholders of Southdown, Inc. (the "Company") will be held at the Doubletree Hotel at Allen Center, 400 Dallas Street, Houston, Texas at 10:15 A.M., Houston time, on Thursday, May 19, 1994 for the following purposes:

                1.To elect four directors as members of Class III of the Board of Directors, to serve until the 1997 annual meeting of shareholders and until their successors are duly elected and have qualified.

                2.To consider and act upon a proposal to ratify the appointment of Deloitte & Touche as the independent auditors of the books and accounts of the Company for the year ending December 31, 1994.

                3.To transact such other business as may properly come before the meeting or any adjournment thereof. Shareholders of record at the close of business on March 25, 1994 are entitled to notice of and to vote at the meeting and any adjournment thereof.

        You are cordially invited to attend the meeting. Whether or not you are planning to attend the meeting, you are urged to complete, date and sign the enclosed proxy card and return it promptly.

                                              By Order of the Board of Directors


                                              Wendell E. Phillips, II
                                              Secretary

Houston, Texas
March 31, 1994


***************************************************************************
*                          YOUR VOTE IS IMPORTANT                         *
*                                                                         *
*       TO ENSURE YOUR  REPRESENTATION AT THE MEETING,  PLEASE            *
*  COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE     *
*  ACCOMPANYING ENVELOPE.  NO ADDITIONAL POSTAGE  IS NECESSARY IF MAILED  *
*  IN THE UNITED STATES.                                                  *
*                                                                         *
***************************************************************************

                                SOUTHDOWN, INC.
                               1200 SMITH STREET
                                   SUITE 2400
                              HOUSTON, TEXAS 77002
                                (713) 650-6200

                                ________________                  March 31, 1994

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 19, 1994

                               ________________

                                 INTRODUCTION

        This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Southdown, Inc. (the "Company") for use at the Annual Meeting of Shareholders of the Company to be held on Thursday, May 19, 1994, and at any adjournment thereof (the "Annual Meeting"). The Proxy Statement and the enclosed form of proxy will first be sent to shareholders on or about March 31, 1994.

PROXIES

        The shares represented by any proxy in the enclosed form, if such proxy is properly executed and is received by the Company prior to or at the Annual Meeting, will be voted in accordance with the specifications made thereon. Proxies on which no specification has been made by the shareholder will be voted
(i) for the election to the Board of Directors of the nominees named herein and
(ii) for the ratification of the appointment of Deloitte & Touche as independent auditors of the books and accounts of the Company for the year ending December 31, 1994. Proxies are revocable by written notice received by the Secretary of the Company at any time prior to their exercise or by executing a later dated proxy. Proxies will be deemed revoked by voting in person at the Annual Meeting.

VOTING SECURITIES

        Shareholders of record at the close of business on March 25, 1994 are entitled to notice of and to vote at the Annual Meeting. As of March 25, 1994, the issued and outstanding voting securities of the Company consisted of (i) 17,149,897 shares of common stock, par value $1.25 per share (the "Common Stock"), (ii) 1,999,000 shares of Preferred Stock, $.70 Cumulative Convertible Series A (the "Series A Preferred Stock") (iii) 959,000 shares of Preferred Stock, $3.75 Convertible Exchangeable Series B (the "Series B Preferred Stock"), and (iv) 1,725,000 shares of Preferred Stock, $2.875 Cumulative Convertible Series D (the "Series D Preferred Stock"). The Common Stock, the Series A Preferred Stock, the Series B Preferred Stock and the Series D Preferred Stock vote together as one class on all matters that may properly come before the Annual Meeting and each such share is entitled to one vote on all such matters. The Common Stock, the Series A Preferred Stock, the Series B Preferred Stock and the Series D Preferred Stock are referred to collectively herein as the "Capital Stock".

QUORUM AND OTHER MATTERS

        The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the outstanding shares of Capital Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum. The Board of Directors is not aware of any matters that are expected to come before the Annual Meeting other than those referred to in this Proxy Statement. If any other matter should come before the Annual Meeting, the persons named in the accompanying proxy intend to vote such proxies in accordance with their best judgment.

     Shares of Capital Stock represented by a properly dated, signed and returned proxy will be counted as present at the Annual Meeting for purposes of determining a quorum, without regard to whether the proxy is marked as casting a vote or abstaining. Directors will be elected by a plurality of the votes cast at the Annual Meeting. All other matters scheduled to come before the Annual Meeting require the approval of a majority of the votes cast at the Annual Meeting. Therefore, absententions and broker non-votes will have no effect on the election of directors or any such other matter.

        The Board of Directors, any committee of the Board designated by it for that purpose, or the chairman of any meeting of shareholders may prescribe such rules, regulations and procedures for the conduct of any meeting of shareholders, including the Annual Meeting, as they deem appropriate or convenient.

        Under the laws of the State of Louisiana, dissenters rights are not available to shareholders of the Company with respect to any matter scheduled to be brought before the annual meeting.

                             ELECTION OF DIRECTORS

        The Restated Articles of Incorporation, as amended, of the Company classify the Board of Directors into three classes (Class I, Class II and Class
III) having staggered terms of three years each. The present term of office of the directors in Class III will expire at the Annual Meeting, and the nominees listed below, if elected as Class III directors, will serve for a three-year term expiring at the annual meeting of shareholders in 1997 and until their successors are duly elected and have qualified. The present terms of office of Class I and Class II directors of the Company expire in 1995 and 1996, respectively. The election of directors requires the favorable vote of the holders of a plurality of the shares of Capital Stock present and voting, in person or by proxy, at the Annual Meeting.

NOMINEES FOR ELECTION

        The following table sets forth information with respect to each nominee for election as a director. The information as to age, principal occupation and directorships held has been furnished by each such nominee.

                                                                                        Served as
                                                                                         Director
                                                            Principal                  Continuously              Committee
                Name and Age                               Occupation(1)                  Since                Memberships
                ------------                               -------------                -----------             -----------
 CLASS   III   (term   expires 1994)
     Clarence C. Comer [46]  . . . . . . . . . . . .    President and Chief                 1986                 Executive
                                                           Executive Officer

     Edgar J. Marston III [54]   . . . . . . . . . .    Executive Vice President            1987
                                                           and General Counsel

     W. J. Conway [72] . . . . . . . . . . . . . . .    Vice Chairman of the Board          1982
                                                           of the Company since
                                                           August 23, 1989(2)

     Robert J. Slater [56] . . . . . . . . . . . . .    President, Jackson                  1993                 Nominating
                                                           Consulting, Inc.,                                     Conflict of
                                                           a private consulting                                  Interest
                                                           and investment company
                                                           specializing in
                                                           advising basic industries,
                                                           New Canaan, Connecticut(3)


- ---------

(1) Unless indicated otherwise in the table or in the section of this Proxy Statement captioned "Executive Officers of the Company," the individuals named in the table have held their positions for more than five years.

(2) For more than five years prior to assuming his position as Vice Chairman of the Board, Mr. Conway was a Director of the Company and Chairman of the Board and President of Southwestern Portland Cement Company, a former subsidiary of the Company.

(3)  Mr. Slater is also a  director of National Steel Corporation.

        Unless authority to vote for the election of directors is withheld as to any or all nominees, all shares represented by proxies will be voted for the election of the nominees listed. If authority to vote for the election of directors is withheld as to any but not all of the nominees listed, all shares represented by such proxies will be voted for the election of the nominees as to whom authority is not withheld. If a nominee becomes unavailable for any reason before the election, the shares represented by proxies will be voted for such person, if any, as may be designated by the Board of Directors. However, the Board of Directors has no reason to believe that any nominee will be unavailable. Any vacancy occurring between meetings may be filled by the Board of Directors. A director elected to fill a vacancy in a class shall hold office for a term expiring at the annual meeting of shareholders at which the term of the class to which he was elected expires. Vacancies resulting from an increase in the number of directors may be filled by the Board of Directors. Any such director would serve for a term expiring at the next annual meeting of shareholders of the Company and would not be designated as a member of any class of directors unless elected by the shareholders at such annual meeting.

CONTINUING DIRECTORS

        The following table sets forth certain information about those directors whose terms of office will continue after the Annual Meeting. The information as to age, principal occupation and directorships held has been furnished by each such director.

                                                                                     Served as
                                                                                      Director
                                                             Principal              Continuously            Committee
          Name and Age                                     Occupation(1)                Since               Memberships
          ------------                                     -------------            -----------             -----------
CLASS I (term expires 1995)
   Fentress Bracewell [72] . . . . . . . . . . . .   Retired Partner, Bracewell &         1983           Compensation & Benefits
                                                       Patterson, L.L.P.,                                Nominating
                                                       attorneys,
                                                       Houston, Texas

   Killian L. Huger, Jr. [65]  . . . . . . . . . .   Vice President of Canal              1977          Executive
                                                       Barge Company, Inc.,                             Conflict of
                                                       a marine towing                                  Interest
                                                       company, New Orleans,
                                                       Louisiana(2)



   V. H. Van Horn III [55] . . . . . . . . . . . .   President, Chief Executive           1988          Finance & Audit
                                                       Officer and a director of                        Compensation & Benefits
                                                       National Convenience Stores
                                                       Incorporated, an operator
                                                       of convenience stores,
                                                       Houston,  Texas

   Steven B. Wolitzer [41] . . . . . . . . . . . .   Managing Director, Lehman            1993          Executive
                                                       Brothers Inc., an                                Nominating
                                                       investment  banking firm,
                                                       New York, New York


                                             (Table continued on following page)

                                                                                     Served as
                                                                                      Director
                                                             Principal              Continuously            Committee
          Name and Age                                     Occupation(1)                Since               Memberships
          ------------                                     -------------            -----------             -----------
CLASS II (term expires 1996)

   G. Walter Loewenbaum, II [49] . . . . . . . . .   Chairman of the Board of the         1975              Executive
                                                       Company since February 4,
                                                       1987; Chairman of the Board
                                                       and President of Southcoast
                                                       Capital Corporation, an
                                                       investment banking firm,
                                                       Austin, Texas,
                                                       since May 1990(3)

   Michael A. Nicolais [68]  . . . . . . . . . . .   Senior Managing Director of          1988              Executive
                                                       Carret & Co., an investment                          Finance & Audit
                                                       firm, New York, New York(4)                          Compensation & Benefits
                                                                                                            Nominating

   Ronald N. Tutor [54]  . . . . . . . . . . . . .   President and Chief                  1992              Finance & Audit
                                                       Executive Officer of                                 Nominating
                                                       Tutor-Saliba Corporation,
                                                       a construction company,
                                                       Sylmar, California(5)


   Frank J. Ryan [62]  . . . . . . . . . . . . . .   Private Investor(6)                  1993              Finance & Audit
                                                                                                            Nominating
                                                                                                            Conflict of Interest

- --------
(1) Unless indicated otherwise in the table or in the section of this Proxy Statement captioned "Executive Officers of the Company," the individuals named in the table have held their positions for more than five years.

(2) For more than five years prior to becoming Vice President of Canal Barge Company, Inc. in 1991, Mr. Huger was President of Central Marine Service, Inc., a marine service and towing company located in New Orleans, Louisiana.

(3) For more than five years prior to the formation of Southcoast Capital Corporation in 1990, Mr. Loewenbaum was a Managing Director and a member of the Board of Directors of Morgan Keegan & Company, Inc., an investment banking company in New Orleans, Louisiana. Mr. Loewenbaum is also Chairman of the Board of Envoy Corporation, a financial transaction processor.

(4) From May of 1991 to March of 1993, Mr. Nicolais was associated with Goldman Capital Management, Inc., an investment firm in the city of New York. For more than five years prior to May of 1991, Mr. Nicolais was President of The Clark Estates, Inc. See the section of this Proxy Statement captioned "Beneficial Ownership of Capital Stock" for a description of The Clark Estates, Inc. Mr. Nicolais is also a director of Hitox Corporation of America, a manufacturer of titanium dioxide and Basin Exploration Company, an oil and gas exploration and production company.

(5) Mr. Tutor is also Co-Chairman of The Carpenters Pension Trust for Southern California. See the section of this Proxy Statement captioned "Beneficial Ownership of Capital Stock".

(6) Mr. Ryan served as Group Vice President--Chemicals of Air Products and Chemicals, Inc. (a manufacturer of industrial gases and chemicals headquartered in Allentown, Pennsylvania) from 1978 until 1988, when he became President and Chief Operating Officer of that corporation until 1990. Mr. Ryan is also a director of Fischer & Porter Company, a manufacturer of process control instruments.

INFORMATION CONCERNING OPERATION OF THE BOARD OF DIRECTORS

        In order to facilitate the various functions of the Board of Directors, the Board has created several committees, including an Executive Committee, a Finance and Audit Committee, an Employee Compensation
and Benefits Committee, a Nominating Committee and a Conflict of Interest
Committee.   An Annual Meeting Committee existed from March 31, 1993 to April
20, 1993 and an Ad Hoc Issues Evaluation Committee existed from May 20, 1993 to December 31, 1993.

        The members of the Executive Committee are Mr. Loewenbaum, Chairman, Mr. Comer, Mr. Nicolais, Mr. Huger and Mr. Wolitzer. The Executive Committee, subject to certain limitations specified in the bylaws of the Company, may exercise the powers of the Board of Directors in the management of the business and affairs of the Company.

        The members of the Finance and Audit Committee are Mr. Nicolais, Chairman, Mr. Tutor, Mr. Ryan and Mr. Van Horn. The functions of the Company's Finance and Audit Committee are to review the Company's financial statements with the Company's independent and internal auditors; to determine the effectiveness of the audit effort through regular periodic meetings with the Company's independent and internal auditors; to determine through discussion with the Company's independent and internal auditors that no unreasonable restrictions were placed on the scope or implementation of their examinations; to inquire into the effectiveness of the Company's financial and accounting functions and internal controls through discussions with the Company's independent and internal auditors and officers of the Company; to recommend to the full Board of Directors the engagement or discharge of the Company's independent auditors; and to review with the independent and internal auditors the plans and results of the auditing engagement as well as each professional service provided by the independent auditors.

        The members of the Nominating Committee are Mr. Wolitzer, Chairman, Mr. Bracewell, Mr. Nicolais, Mr. Tutor, Mr. Ryan and Mr. Slater. The function of the Nominating Committee is to research, interview and recommend candidates to fill vacancies in the membership of the Board of Directors. In addition, the Nominating Committee will review shareholders' suggestions for nominees for director that are submitted to the Nominating Committee, at the address of the Company's principal executive offices, not less than 60 days in advance of the anniversary date of this Proxy Statement.

        On March 17, 1994, the Board of Directors created the Conflict of Interest Committee and appointed Mr. Ryan Chairman and Mr. Huger and Mr. Slater as members. The functions of the Conflict of Interest Committee are to approve or disapprove transactions, other than compensation matters, between the Company and any officer or director of the Company, and their respective affiliates and to consider violations by senior management of the Company's Statement of Policy Regarding Corporate Ethics and Conflicts of Interest.

        The members of the Annual Meeting Committee were Mr. Loewenbaum, Chairman, Mr. Bracewell, Mr. Comer, Mr. Conway, Mr. Huger, Mr. Marston, Mr. Nicolais and Mr. Van Horn. The function of the Annual Meeting Committee was to deal with all matters in connection with or relating to the 1993 Annual Meeting of Shareholders.

        The members of the Ad Hoc Issues Evaluation Committee were Mr. Wolitzer, Chairman, Mr. Loewenbaum, Mr. Comer, Mr. Tutor and Mr. Slater. The function of the Ad Hoc Issues Evaluation Committee was to investigate concerns raised by any director with respect to any aspect of the business, operations, assets or management of the Company with the view of developing and making recommendations to the full Board with respect to the resolution of such concerns. The work of this committee was completed by the end of 1993 and resulted in the creation of the Conflict of Interest Committee.

        During the year ended December 31, 1993, the Board of Directors held nine meetings, the Executive Committee held four meetings, the Finance and Audit Committee held six meetings, the Employee Compensation and Benefits Committee held one meeting, the Annual Meeting Committee held four meetings and the Nominating Committee held one meeting. The Ad Hoc Issues Evaluation Committee held no formal meetings.

                    EXECUTIVE COMPENSATION AND OTHER MATTERS

EMPLOYEE COMPENSATION AND BENEFITS COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        The Employee Compensation and Benefits Committee (the "Committee") includes only directors who are not employees of the Company. The Committee is responsible for recommending to the full Board of Directors the compensation arrangements for senior management and directors, recommending to the full Board of Directors the adoption of compensation plans in which officers and directors are eligible to participate and granting options or other benefits under such plans.

        COMPENSATION POLICIES AND PROGRAMS. The Committee believes that the ultimate goal of the executive compensation program should be to encourage maximization of shareholder value over the long term. The Committee believes that the best way to do this is by tying the financial interests of the Company's executives closely to the interests of the Company's shareholders through a combination of annual cash incentives and stock options. The Committee believes that the Company's executive compensation program should: (i) motivate executives toward effective long-term management of Company operations through stock programs which focus executives' attention on increasing shareholder value, as measured by stock price; (ii) reward effective, efficient ongoing management of Company operations through annual incentives which are tied to Company and individual performance; and (iii) provide the ability to attract and retain executives through salary levels which are competitive.

        The Committee also believes that compensation programs should be structured to be competitive with other leading cement companies, including those used for comparison in the Company's stock performance graph, and that compensation normally should be "performance-based" so as to provide tax deductibility of executive compensation for the Company

        The Company's executive compensation program includes base salary, annual incentives, and stock options, each of which is tied to the executive's performance.

                BASE SALARY: It is the policy of the Committee that salaries should reflect Company and individual performance. The Committee reviews the performance of each senior executive officer annually. Salary increases are granted to senior officers only in years during which both Company and individual performance justify an increase. Based on Company performance in 1992, salaries of the three highest-paid officers were reduced in 1993 and no increases were granted to other senior executives.

                INCENTIVE PLAN: In 1991, after commissioning an independent consultant to evaluate the Company's needs, the Board adopted a policy that based incentive compensation on an objective formula. Specifically, the Board of Directors adopted a plan in which incentives are based on the Company's (i) operating return on assets compared to a peer group of industry competitors and (ii) pre-tax return on equity, compared to national averages for mining, manufacturing and trade corporations as reported by the U.S. Department of Commerce. Bonus awards are also designed to reflect the individual performance of each executive. No bonuses under this plan will be awarded for any year in which the Company reports a loss or fails to meet certain minimum performance standards. Based on this new incentive plan, no incentive bonuses were awarded based on either 1991, 1992 or 1993 performance.

                STOCK OPTIONS: The Committee believes that stock options are critical in motivating the long-term creation of shareholder value because options focus executive attention on stock price as the primary measure of performance. After commissioning an independent study of competitive practices in 1991, the Committee recommended, and the Board adopted, guidelines to cover the grant of options to senior executives. The grant guidelines provide that all stock options will be granted at full market value on the date of grant so that executives gain only when the stock price increases and that normally grants will be made to an executive no more frequently than once each three years (so that options do not become considered a part of normal annual compensation).

        COMPENSATION OF THE CHIEF EXECUTIVE OFFICER ("CEO") IN 1993. The Committee evaluates Company performance in connection with reviewing the compensation of all executive officers and approves salary adjustments, bonus awards, and stock option awards based on performance of the Company and each executive, including the CEO. In February 1993, management recommended that in view of industry conditions, salaries and perquisites of the three highest-paid executives should be reduced. Effective February 1, 1993 the Committee accepted management's recommendation, and the salary and perquisites of the CEO were reduced by $68,000 as a cost-saving measure.

     THE EMPLOYEE BENEFITS AND COMPENSATION COMMITTEE
                Fentress Bracewell, Chairman
                Michael A. Nicolais
                V. H. Van Horn III

SUMMARY COMPENSATION TABLE

        The following table sets forth information concerning cash and non-cash compensation paid or accrued for services in all capacities to the Company and its subsidiaries during the year ended December 31, 1993 for each of the five most highly compensated executive officers of the Company ("Named Officers").

                                                                                   Long Term
                                                        Annual Compensation       Compensation
                                                --------------------------------- ------------
                                     Fiscal                          Other Annual    Stock     All Other
       Name & Principal Position      Year      Salary      Bonus    Compensation   Options  Compensation(2)
       ---------------------         -----     --------    --------  ------------   -------  ---------------
       Clarence C. Comer             1993      $495,000     $   -0-        -            -0-   $    -0-
         President & Chief           1992       550,000         -0-        -         63,000        -0-
         Executive Officer           1991       550,000         -0-        *            -0-         *

       Edgar J. Marston III          1993       332,000      70,872(3)     -            -0-    178,375
         Executive Vice President    1992       355,000      65,868(3)     -         39,000    226,069
         & General Counsel           1991       355,000      63,654(3)     *         60,000         *

       J. Bruce Tompkins             1993       287,000         -0-        -          4,305
         Executive Vice President-   1992       300,000         -0-        -         94,000        -0-
         Cement Group                1991       300,000         -0-        *         50,000         *

       James L. Persky               1993       220,000         -0-        -            -0-      4,497
         Senior Vice President-      1992       220,000         -0-        -         28,000      4,364
         Finance                     1991       220,000         -0-        *         40,000         *

       Dennis M. Thies               1993       215,000         -0-        -            -0-      4,497
         Senior Vice President-      1992       215,000         -0-        -         26,000      4,364
         Environmental Systems       1991       215,000         -0-        *         40,000         *

- --------

(1) Although the officers receive certain perquisites such as a car allowance and Company provided life insurance, the value of such perquisites did not exceed the lesser of $50,000 or 10% of the officer's salary and bonus.

(2) These amounts represent the Company's contribution to the Company's Retirement Savings Plan and, in the case of Mr. Marston, the amounts also include $15,524 and $19,082 related to an interest free loan from the Company in 1993 and 1992, respectively, and $162,851 and $202,623 representing the amount accrued for financial reporting purposes as the cost of a supplemental pension agreement in 1993 and 1992, respectively. These accruals for Mr. Marston's supplemental pension are abnormally high as the result of changes in actuarial assumptions during both years. Mr. Marston's loan and supplemental pension agreement are described elsewhere in this proxy statement.


                                            (Notes continued on following page)

(3) Represents a an after tax bonus of $50,000 paid pursuant to the terms of Mr. Marston's employment agreement.

 * Under the Securities and Exchange Commission's transition rules, no disclosure is required

STOCK PERFORMANCE GRAPH

        The following graph compares total return of the Company's Common Stock against the S&P 500 Index and a cement industry peer group. The graph assumes $100 was invested on December 31, 1988 in the Company's Common Stock, the S&P 500 Index and the peer group and that dividends were reinvested quarterly.

                             SOUTHDOWN, INC.
                         COMPARISON OF FIVE-YEAR
                     CUMULATIVE SHAREHOLDER RETURNS

                                                                  TRANS./DIST.
  MEASUREMENT PERIOD         SOUTHDOWN,           S&P 500           CO. PEER
(FISCAL YEAR COVERED)          INC.                INDEX             INDEX
- ---------------------        ----------           -------          -----------
      1988                    100.00              100.00             100.00
      1989                    138.39              131.69              95.16
      1990                     63.67              127.60              54.00
      1991                     70.67              166.47              63.32
      1992                     50.57              179.15              63.77
      1993                    127.08              197.21             114.26

* Peer group includes Giant Group, Ltd., Holnam Inc., Lafarge Corporation, Lone Star Industries, Inc. and Medusa Corporation

COMPENSATION ARRANGEMENTS FOR AND TRANSACTIONS WITH MEMBERS OF THE BOARD OF DIRECTORS

        Prior to 1994, Mr. Loewenbaum received fees totaling $150,000 per year for his services as Chairman of the Board. This amount was reduced to $36,000 per year in 1994. Members of the Board of Directors of the Company, other than the Chairman of the Board and those directors who are employees of the Company or its subsidiaries, receive a fee of $1,500 per month for their services as directors. Members of the Executive, Finance and Audit, Employee Compensation and Benefits and Nominating Committees of the Board of Directors, other than the Chairman of the Board and those members who are employees of the Company or its subsidiaries, receive an additional fee of $500 per month for their services on each such committee.

Members of the Board of Directors of the Company who are employees of the Company or its subsidiaries do not receive a fee for their services as directors or as members of committees.

        Mr. Wolitzer, a member of the Board of Directors of the Company, is also a managing director of Lehman Brothers Inc. which acted as an Underwriter in connection with the Company's public offering of 1,725,000 shares of Series D Preferred Stock and the offering of 1,782,500 shares of Common Stock for the account of a selling shareholder in January 1994. Lehman Brothers Inc. has provided from time to time investment banking services to the Company, for which it has received customary fees and commissions.

        Mr. Bracewell, a member of the Board of Directors of the Company, is a retired partner of the law firm of Bracewell & Patterson, L.L.P., which firm provides legal services to the Company and its subsidiaries. Mr. Marston, Executive Vice President and General Counsel and a member of the Board of Directors, serves in an "of counsel" capacity to Bracewell & Patterson, L.L.P., but has no voting or income-sharing interest in this law firm.

        Mr. Tutor is President of Tutor-Saliba Corporation, which purchases ready-mixed concrete from the Company on terms and conditions comparable to those offered to other customers of the Company. According to Company records, Tutor-Saliba purchases totaled $3.1 million in 1993.

        For a description of compensation arrangements or transactions with principal shareholders, see the disclosures in the Beneficial Ownership of Capital Stock section of this Proxy Statement.

EMPLOYMENT AND OTHER AGREEMENTS

        The Company has entered into employment agreements (the "Employment Agreements") with Messrs. Comer, Marston, Tompkins, Persky and Thies. Under the Employment Agreements, the Company employs Mr. Comer as President and Chief Executive Officer at an annual salary of $520,000, Mr. Marston as Executive Vice President and General Counsel at an annual salary of $349,000, Mr. Tompkins as Executive Vice President--Cement Group at an annual salary of $301,000, Mr. Persky as Senior Vice President--Finance at an annual salary of $250,000 and Mr. Thies as Senior Vice President--Environmental Systems at an annual salary of $226,000. Under the terms of the employment agreements, the salaries of Messrs. Comer, Marston, Tompkins, Persky and Thies may be increased by the Board of Directors of the Company (or the appropriate committee thereof) from time to time. Notwithstanding the terms of their employment agreements, Messrs. Comer, Marston and Tompkins recommended that the Employee Compensation and Benefits Committee reduce their 1993 base salaries.

        Under the Employment Agreements, each executive is entitled to receive, in addition to his annual salary, bonuses pursuant to the Company's incentive plan for senior officers and certain fringe benefits, including the right to participate in all group benefit plans of the Company. The terms of the Employment Agreements are through February 28, 1995 and thereafter the Employment Agreements are automatically extended for one-year periods unless there is notice of termination from either the Company or the executive. In the event the executive's employment is terminated because of his death, disability, voluntary termination of employment prior to the occurrence of a "change in control event" (as defined at the end of this paragraph) or misappropriation of funds or properties of the Company (as determined by three-quarters of the Board of Directors), the executive shall receive only his annual salary on a pro rata basis to the date of termination. If, prior to a change in control event, the executive's employment is terminated pursuant to resolution of the Board of Directors that the executive is no longer discharging his duties in a manner consistent with the effective administration of the Company's affairs, the executive shall be entitled to a lump sum payment equal to his base annual salary. Upon the occurrence of a change in control event, all outstanding options previously granted by the Company to the executive under any stock option, stock appreciation or other employee plan will be accelerated and if the executive's employment terminates following such change in control event, the Company must pay the executive a lump sum termination payment equal to 2.99 times the sum of his base annual salary and the average annual bonus, if any, received during the two years preceding the change in control event. Payments made to such executives under all incentive agreements to which they are parties shall be limited, in the event of a change in control by the provisions of Sections 280G and 4999 of the Internal Revenue Code (the "Code"), only if the after-tax payments to each executive are greater as a result of such limitation. As used in the Employment Agreements, a "change in control event" is defined to be the acquisition by any person or entity of (i) beneficial ownership of more than 40% of the Company's outstanding voting securities or (ii) all or substantially all of the Company's assets.

        The Company's Employment Agreement with Mr. Marston contains certain additional provisions. Under such agreement, the Company (i) extended a loan of $500,000 to Mr. Marston on an interest-free basis to be repaid in ten annual installments of $50,000 beginning June 1, 1988, subject to the outstanding indebtedness being forgiven in the event that Mr. Marston becomes disabled, (ii) in effect guaranteed Mr. Marston a yearly net cash bonus of at least $50,000 to reduce the outstanding principal balance of his loan from the Company and (iii) provided a guaranty or assurance arrangement to a bank on behalf of Mr. Marston with respect to a loan that was outstanding prior to the date of his employment. The current balance of these loans is $150,000 and $275,000, respectively.

        In December 1990 the Board of Directors approved a loan by the Company to Mr. Comer to fund his purchase of shares of Series B Preferred Stock on the open market. The principal amount of the loan was $746,553 and was secured by the 21,000 shares of Series B Preferred Stock purchased by Mr. Comer. The loan bore interest at the interest rate charged to the Company by its principal lender plus 18 of 1%. The outstanding balance of the loan, including all accrued interest thereon, was repaid by Mr. Comer in March 1994 through the tender to the Company of approximately 27,000 shares of Common Stock of the Company, following approval of such method of repayment by the Board of Directors.

PRIOR YEAR SHAREHOLDER PROPOSAL

        At the 1993 Annual Shareholders Meeting, a shareholder proposal recommending that the Board of Directors adopt a policy against entering into any agreement with officers and directors which provides compensation contingent on a change of control without shareholder approval was voted on and approved.

        As stated in the 1993 Proxy Statement, the Board of Directors believes that it is vested with the responsibility of managing the affairs of the Company, including negotiating the terms and conditions under which executives are employed, and further believes that it is inappropriate for the shareholders to approve the terms of any particular employment arrangement.

        Although approximately 60% of the shares represented at the meeting abstained or did not vote or voted against the proposal, the proposal was approved and the Board has considered the recommendation. As a result, the Board of Directors has set a policy that no employment agreements that grant severance benefits to executive officers in the event of a change in control of the Company will be granted, unless such employment agreements have been unanimously approved by the members of the Board's Employee Compensation and Benefits Committee. This policy will assure that all such agreements are approved by a committee of outside, independent directors.

PENSION PLAN

        Substantially all non-bargaining unit employees of the Company, including the Named Officers, are covered by a defined benefit pension plan (the "Southdown Plan") sponsored by the Company. The Company also sponsors and contributes to other pension plans covering substantially all other employees. The formula used to determine the retirement benefits to which an employee is entitled at age 65 under the Southdown Plan is dependent on, among other things, the employee's length of service, his average salary level for the five consecutive years during his participation in the plan yielding the highest average and his social security covered compensation. The remuneration used in the calculation of benefits under the Southdown Plan is a participant's base salary, excluding bonuses and other compensation. The base salary taken into account and benefits payable are also limited by Section 415 of the Code.

        Assuming continual employment at their current base salary until age 65, Messrs. Comer, Marston, Tompkins, Persky and Thies will be entitled to an annual retirement benefit of approximately $118,800, $64,000, $92,500, $105,800 and $97,000, respectively.

SUPPLEMENTAL PENSION AGREEMENTS

        In order to provide more adequate retirement benefits for its higher paid executives and key employees and to provide incentives for those employees to remain with the Company, the Company has entered into supplemental pension agreements (the "Agreements") with selected key employees of the Company and its subsidiaries. Benefits under the Agreements are determined on the basis of an employee's base salary, excluding any bonuses or other compensation. In general, the Agreements are made only with employees who earn in excess of $50,000 a year and who have a minimum of ten years' service with the Company and its subsidiaries. Mr. Conway and Mr. Marston are parties to such Agreements.

        Under the Agreements, a participating employee will be entitled to receive a pension, commencing at age 65, payable during his life at an annual rate equal to the amount by which 60% of his highest five years' average base salary exceeds the aggregate benefits receivable by the employee under other pension or retirement plans of the Company and other employers and under social security. If an employee's employment terminates prior to age 65, he will be entitled to a percentage of the pension otherwise payable at age 65, based on the number of months he has worked for the Company since his execution of an Agreement in relation to the total number of months he could have worked from such date until his normal retirement date. The Agreements provide that (i) if the employee's employment terminates after attaining age 61 for any reason other than his voluntary termination without the Company's consent, his pension commences on the first day of the month following such termination, and (ii) if the provisions of clause (i) are not applicable and such employment terminates for any reason other than death or disability, the employee's pension commences on the first day of the month following the month in which the employee attains age 65. If the employee dies before he has received ten years of payments, his beneficiary will receive those payments required to complete the ten-year period.

        If a participating employee dies before the age of 65, he will be considered fully vested at the date of death and his beneficiary will immediately begin to receive monthly payments for ten years at the same rate the employee would have received if he had achieved his normal retirement age. If a participating employee becomes disabled, he will immediately begin to receive a pension, payable monthly for the remainder his life at an annual rate equal to the amount by which 60% of the greater of (i) his annual base salary during the last complete calendar year prior to his disability or (ii) his rate of annual base salary in effect at the time of his disability exceeds the aggregate benefits received by the employee under other disability plans of the Company and other employers and under social security.

        Mr. Conway retired as an employee in 1990 and is receiving a retirement pension under his Agreement of $93,973 per year. Assuming retirement at age 65 and the continuation of his current level of base salary until such retirement, Mr. Marston will be entitled to receive a retirement pension of $209,400 per year, reduced by the value of benefits then payable under other retirement plans of the Company and other employers and by social security.

STOCK OPTIONS

        1987 PLAN AND 1989 PLAN. The Company's 1987 Stock Option Plan (the "1987 Plan") and 1989 Stock Plan (the "1989 Plan"), collectively referred to as the "Plans," provide for the grant of stock options to key employees of the Company and its affiliates. The Plans authorize the issuance of options to purchase a total of 4,000,000 shares of Common Stock (2,000,000 shares under the 1987 Plan and 2,000,000 shares under the 1989 Plan). The Plans are administered by the Employee Benefits and Compensation Committee (the "Committee"). Members of the Committee are not eligible to participate in the Plans or any other plan of the Company or its affiliates that the Committee administers at any time within one year prior to appointment or while serving on the Committee. The Committee is authorized to select key employees to whom stock options are granted under the Plans and to determine the number of shares, exercise price and terms of each option granted.

              OPTION GRANTS TO NAMED OFFICERS IN LAST FISCAL YEAR

        No options were granted to the Named Officers during 1993. For a discussion of the Employee Compensation and Benefits Committee's policy on granting stock options to executive officers see the section of this Proxy Statement captioned "Executive Compensation and Other Matters-- Employee Compensation and Benefits Committee Report on Executive Compensation."


                                NAMED OFFICERS'
                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                           AND YEAR END OPTION VALUES


                                                         Number of Unexercised       Value of Unexercised
                                                         Options Held at Fiscal       Options at Fiscal
                                Shares                         Year End                    Year End*
                             Acquired on    Value       --------------------------  --------------------------
           Name               Exercise     Realized     Exercisable  Unexercisable  Exercisable  Unexercisable
           ----              -----------   --------     -----------  -------------  -----------  -------------
       Clarence C. Comer           37      $    897       266,542             0     $1,455,529      $      0
       Edgar J. Marston III     9,746       326,618        56,003        24,000        513,524       234,000
       J. Bruce Tompkins       26,206       940,005        55,000        20,000        375,313       195,000
       James L. Persky         15,067       435,514        36,001        16,000        292,508       156,000
       Dennis M. Thies          4,213       151,887        74,770        16,000        664,381       156,000

- --------
*   Based upon the closing price of the Company's Common Stock on  December
    31, 1993.

        During the year ended December 31, 1993, a total of 82,105 non-qualified stock options were granted pursuant to the Plans at an average option price of $14.19. As of December 31, 1993, 90 current and retired employees of the Company held options under the Plans covering an aggregate of 1,301,022 shares of Common Stock at an average option price of $17.60. Options to purchase an aggregate of 201,178 and 1,130,200 shares of Common Stock remain available for future grants under the 1987 Plan and the 1989 Plan, respectively.

        1991 PLAN.     The 1991 Nonqualified Stock Option for Non-Employee
Directors of Southdown, Inc. (the "1991 Plan") provides for the grant of stock options to non-employee directors of the Company. The 1991 Plan is administered by the Board of Directors and authorizes the grant of options to purchase up to 150,000 shares of Common Stock for issuance as nonqualified options.

        Each director of the Company who is not an employee of the Company or any of the Company's subsidiaries ("Eligible Director"), will be granted options to acquire 10,000 shares of Common Stock on the date of such director's first election to the Board. Additional options to acquire 5,000 shares of Common Stock shall thereafter be awarded to each Eligible Director on the date of the annual meeting of shareholders at which he or she is reelected to serve an additional three-year term as a Director of the Company.

        During the year ended December 31, 1993, Messrs. Nicolais and Tutor were each awarded 5,000 non-qualified options at an option price of $11.69 upon their reelection as Board members in May 1993. Messrs. Ryan, Slater and Wolitzer were each awarded 10,000 non-qualified options at an option price of $11.69 upon their election to the Board in May 1993. Options to purchase an aggregate of 45,000 shares of Common Stock remain available for grant. During the year ended December 31, 1993, there were no exercises of options under the 1991 Plan.

                     BENEFICIAL OWNERSHIP OF CAPITAL STOCK

        The following table is furnished as of February 28, 1994, to indicate beneficial ownership of shares of the Common Stock, Series A Preferred Stock, Series B Preferred Stock and Series D Preferred Stock by each





                                                       (Table on following page)
director, nominee and Named Officers, individually, and all officers and directors of the Company, as a group. The information in the following table was provided by such persons.

                                                    Amount
                                                     and                                        Percent
                                                  Nature of               Title of                of
             Name of Individual                   Beneficial              Class or              Class or
                or Group                         Ownership(1)              Series                Series
             ------------------                  ------------             --------              --------
       Fentress Bracewell . . . . . . . . .        13,500(2)               Common                  *

       Clarence C. Comer  . . . . . . . . .       141,620(3)               Common                  *
                                                   21,000                  Series B               2.19
                                                                             Preferred

       W. J. Conway . . . . . . . . . . . .        31,502(4)               Common                  *

       Killian L. Huger, Jr.  . . . . . . .        60,550(5)               Common                  *

       G. Walter Loewenbaum, II . . . . . .       122,016(6)               Common                  *
                                                    5,000(6)               Series B                *
                                                                             Preferred

       Edgar J. Marston III . . . . . . . .        18,896(7)               Common                  *

       Michael A. Nicolais  . . . . . . . .        21,250(8)               Common                  *
                                                   80,000(8)               Series A               4.00
                                                                             Preferred
                                                    6,000                  Series B                *
                                                                             Preferred

       James L. Persky  . . . . . . . . . .        42,752(9)               Common                  *

       Frank J. Ryan  . . . . . . . . . . .         2,500(10)              Common                  *

       Robert J. Slater . . . . . . . . . .         6,000(11)              Common                  *

       Dennis M. Thies  . . . . . . . . . .        76,551(12)              Common                  *

       J. Bruce Tompkins  . . . . . . . . .        48,839(13)              Common                  *

       Ronald N. Tutor  . . . . . . . . . .        11,250(14)              Common                  *

       V. H. Van Horn III . . . . . . . . .        12,500(15)              Common                  *

       Steven B. Wolitzer . . . . . . . . .         2,500(16)              Common                  *

       All executive officers and directors
          as a group (Twenty-one persons) .       738,857(17)              Common                 4.20
                                                   80,000                  Series A               4.00
                                                                             Preferred
                                                   32,000                  Series B               3.34
                                                                             Preferred


- ------------
*    Less than 1%

(1) Except as otherwise noted, each person listed in the table has sole voting and sole investment power with respect to the shares of Capital Stock listed in the table.

(2) Includes 12,500 shares of Common Stock as to which Mr. Bracewell holds stock options that will be exercisable on April 30, 1994.

(3) Includes 100,000 shares of Common Stock as to which Mr. Comer holds stock options that will be exercisable on April 30, 1994.





                                             (Notes continued on following page)

(4) Includes 25,000 shares of Common Stock as to which Mr. Conway holds stock options that will be exercisable on April 30, 1994.

(5) Includes 26,456 shares of Common Stock owned by Mr Huger's wife, 11,022 shares of Common Stock registered in the name of custodians for his son and 3,664 shares of Common Stock registered in the name of his son. Mr. Huger has informed the Company that reference to such shares should not be construed as an admission of his beneficial ownership thereof. Stock ownership also includes 12,500 shares of Common Stock as to which Mr. Huger holds stock options that will be exercisable on April 30, 1994.

(6) Includes 5,014 shares of Common Stock owned by Mr. Loewenbaum's wife, 5,000 shares of Common Stock and 2,000 shares of Series B Preferred Stock owned by Southcoast Capital Corporation of which Mr. Loewenbaum is the Chairman of the Board and President and largest shareholder and 20,000 shares of Common Stock and 3,000 shares of Series B Preferred Stock owned by Mr. Loewenbaum's retirement plan. Mr. Loewenbaum has informed the Company that reference to such shares of Common Stock and Series B Preferred Stock should not be construed as an admission of his beneficial ownership thereof. Stock ownership also includes 40,000 shares of Common Stock as to which Mr. Loewenbaum holds stock options that will be exercisable on April 30, 1994.

(7)  Includes 1,705 shares held in the Company's Retirement Savings Plan.

(8) Includes 80,000 shares of Series A Preferred Stock which is owned by various trusts of which Mr. Nicolais is co-trustee. Mr. Nicolais has informed the Company that reference to such shares of Series A Preferred Stock should not be construed as an admission of his beneficial ownership thereof. Also includes 11,250 shares of Common Stock as to which Mr. Nicolais holds stock options that will be exercisable on April 30, 1994.

(9)  Includes 1,395 shares held in the Company's Retirement Savings Plan.

(10) Includes 2,500 shares of Common Stock as to which Mr. Ryan holds stock options that will be exercisable on April 30, 1994.

(11) Includes 2,500 shares of Common Stock as to which Mr. Slater holds stock options that will be exercisable on April 30, 1994.

(12) Includes 58,885 shares of Common Stock as to which Mr. Thies holds stock options that will be exercisable on April 30, 1994 and 1,251 shares held in the Company's Retirement Savings Plan.

(13) Includes 197 shares held in the Company's Retirement Savings Plan.

(14) Includes 11,250 shares of Common Stock as to which Mr. Tutor holds stock options that will be exercisable on April 30, 1994. Mr. Tutor has disclaimed beneficial ownership of these options.

(15) Includes 12,500 shares of Common Stock as to which Mr. Van Horn holds stock options that will be exercisable on April 30, 1994.

(16) Includes 2,500 shares of Common Stock as to which Mr. Wolitzer holds stock options that will be exercisable on April 30, 1994.

(17) Includes 404,344 shares of Common Stock subject to stock options held by the officers and directors that will be exercisable on April 30, 1994 and 10,463 shares held in the Company's Retirement Savings Plan.

        The following table sets forth information with respect to each person who, as of the dates indicated in the footnotes below, was known by the Company to be the beneficial owner of more than 5% of the Common Stock, the Series A Preferred Stock, the Series B Preferred Stock or the Series D Preferred Stock, as "beneficial ownership" is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").





                                                       (Table on following page)

                                                                               AMOUNT AND         PERCENT
                                                                                NATURE OF            OF
TITLE OF CLASS                   NAME AND ADDRESS OF                            BENEFICIAL        CLASS OR
  OR SERIES                       BENEFICIAL OWNER                             OWNERSHIP(1)       SERIES(1)
  ---------                       ----------------                             ------------       ---------

Common Stock            NewSouth Capital Management, Inc.                      1,768,949(2)        10.30
                            755 Crossover Lane, Suite 233
                            Memphis, Tennessee  38117

Common Stock            FMR Corp.                                              2,222,525(3)        12.45
                            82 Devonshire Street
                            Boston, Massachusetts  02109

Common Stock            Capital Growth Management Limited Partnership          1,207,400(4)         7.03
                            One International Place
                            Boston, Massachusetts  02110

Series A                A Group                                                  920,000(5)        46.02
  Preferred Stock       c/o The Clark Estates, Inc.
                            30 Wall Street
                            New York, New York 10005

Series A                Pace & Co., for the Account of                           300,000           15.01
  Preferred Stock       the Hourly Employees' Retirement Plan of
                        Southdown, Inc.
                        c/o Mellon Bank, N.A.
                            P.O. Box 360796M
                            Pittsburgh, Pennsylvania  15251

Series A                American Trust plc                                       200,000           10.01
  Preferred Stock       c/o Citibank N.A.
                            20 Exchange Place
                            Level A
                            New York, New York  10043

Series A                Bear, Stearns Securities Corp.                           200,000           10.01
  Preferred Stock           One Metrotech Center North
                            Brooklyn, New York  11201-3862

Series A                Pace & Co., for the Account of                           149,000            7.45
  Preferred Stock       the Salaried Employees' Retirement Plan of
                        Southdown, Inc.
                        c/o Mellon Bank, N.A.
                            P.O. Box 360796M
                            Pittsburgh, Pennsylvania  15251

Series B                Richard C. Blum & Associates, Inc.                        63,200(6)         6.59
  Preferred Stock       The Carpenters Pension Trust for Southern California
                            909 Montgomery Street, Suite 400
                            San Francisco, California  94133

Series D                The TCW Group, Inc.                                      308,900(7)        17.91
  Preferred Stock               865 So. Figuero Street
                                Los Angeles, CA  90017


- ---------
(1) The information contained in this table with respect to beneficial ownership of Common Stock, Series B Preferred Stock and Series D Preferred Stock was obtained from filings made by the named beneficial owners with the Securities and Exchange Commission (the "SEC"). The information contained in this table with respect to beneficial ownership of Series A Preferred Stock is based upon information contained in filings made with the SEC or in the Preferred Stock Purchase Agreements between the Company and the purchasers of Series A Preferred Stock.





                                             (Notes continued on following page)

(2) NewSouth Capital Management, Inc., an investment adviser, has filed with the SEC a Schedule 13G dated January 7, 1993 and two amendments dated through April 7, 1993 reporting that NewSouth is the beneficial owner of these shares because it has sole power to dispose of and vote 1,668,949 of such shares and has sole power to dispose of and shared voting power with respect to 100,000 of such shares.

(3) FMR Corp. and various affiliates have filed with the SEC a Schedule 13G dated July 31, 1993 and one Amendment dated February 14, 1994 reporting beneficial ownership of 2,222,525 shares of Common Stock, consisting of 1,845,100 issued and outstanding shares of Common Stock, 147,500 shares of Common Stock issuable upon conversion of 295,000 shares of Series A Preferred Stock, 144,125 shares of Common Stock issuable upon conversion of 57,650 shares of Series B Preferred Stock and 85,800 shares of Common Stock issuable upon exercise of 78,000 Common Stock Warrants. The
     Schedule 13G reports that FMR Corp. or its affiliates has sole power to vote 368,730 of such shares and sole power to dispose of all such shares.

(4) Capital Growth Management Limited Partnership ("CGM") has filed with the SEC a Schedule 13G dated February 9, 1994 reporting an aggregate of 1,207,400 shares of Common Stock which it claims sole voting and dispositive power. According to the Schedule 13G, CGM disclaims any beneficial interest in these shares which are held in various client accounts under the theory that such client accounts are not acting as a "group" for purposes of Section 13(d) under the Exchange Act and thus, are not otherwise required to attribute to each other the "beneficial ownership" of securities "beneficially owned" under Rule 13d-3 promulgated under the Exchange Act.

(5) The Clark Estates, Inc. has filed with the SEC a Schedule 13D dated July 4, 1987 and one amendment through March 31, 1991 reporting beneficial ownership of 801,400 shares of Common Stock, consisting of 761,400 issued and outstanding shares of Common Stock and 460,000 shares of Common Stock issuable upon conversion of 920,000 shares of Series A Preferred Stock. The Schedule 13D reports that the shares are beneficially owned by various individual members of the Clark family or affiliated trusts, corporations and foundations. The Clark Estates, Inc. provides such beneficial owners with administrative services and shares voting and investment powers.

(6) Richard C. Blum & Associates, Inc. and The Carpenters Pension Trust for Southern California (the "Carpenters Pension Trust") filed with the SEC a
     Schedule 13D dated June 28, 1991 and fourteen amendments dated through January 28, 1994 reporting beneficial ownership of 739,100 shares of Common Stock consisting of 581,100 shares of Common Stock and 158,000 shares of Common Stock issuable upon conversion of 63,200 shares of Series B Preferred Stock. The Schedule 13D reports that The Carpenters Pension Trust for Southern California possesses economic beneficial ownership. Full discretion, voting and acquisition and disposition authority have been granted to its investment adviser, Richard C. Blum & Associates, Inc., but the Carpenters Pension Trust has the power to terminate the advisory agreement.

(7) The TCW Group, Inc. ("TCW") and its subsidiary, Trust Company of the West, have filed with the SEC a Schedule 13G dated March 9, 1994 claiming sole voting and disposition power of these shares. According to the Schedule 13G, TCW disclaims any beneficial interest in these shares.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        In November 1993, the Carpenters Pension Trust, Richard C. Blum & Associates, Inc. as investment manager for the Carpenters Pension Trust, and the Company agreed, pursuant to the terms of a Registration Rights and Lock Up Agreement dated November 22, 1993, to file a Registration Statement covering shares of Common Stock held by the Carpenters Pension Trust. On January 27, 1994, the Carpenters Pension Trust sold 1,782,500 shares pursuant to the Registration Statement. As reported by its amendment to its prior Schedule 13D, the Carpenters Pension Trust currently holds 581,100 shares of Common Stock and 63,200 shares of Series B Preferred Stock.

        The Company may be obligated, pursuant to the Registration Rights and Lock Up Agreement, to register the sale of the Carpenters Pension Trust's remaining shares of Common Stock under the Securities Act of 1933, as amended. The Company will not be obligated to keep that registration statement effective after March 1, 1995.

                 COMPLIANCE WITH SECTION 16(A) OF EXCHANGE ACT

        Under the securities laws of the United States, the Company's directors, its executive officers, and any persons holding more than ten percent of the Company's Common Stock are required to report their initial ownership of the Company's Common Stock and any subsequent changes in that ownership to the SEC and the New York Stock Exchange, Inc. Specific due dates for these reports have been established and the Company is required to disclose in this proxy statement any failure to file by these dates during 1993. All of these filing requirements were satisfied on a timely basis in 1993. In making these disclosures, the Company has relied solely on written statements of its directors, executive officers and shareholders and copies of the reports that they have filed with the SEC.

                       EXECUTIVE OFFICERS OF THE COMPANY

        The following list sets forth the names, ages and offices of the present executive officers of the Company serving until the annual meeting of the Board of Directors to be held in 1994. The periods during which such persons have served in such capacities are indicated in the description of business experience of such persons below.

     Clarence C. Comer (46) . . . . . . . . . . . . . .     President, Chief Executive Officer
                                                            and Director
     Edgar J. Marston III (54)  . . . . . . . . . . . .     Executive Vice President and General
                                                            Counsel and Director
     J. Bruce Tompkins (44) . . . . . . . . . . . . . .     Executive Vice President--Cement
                                                            Group
     Eugene P. Martineau (54) . . . . . . . . . . . . .     Executive Vice President--Concrete
                                                            Products Group
     James L. Persky (45) . . . . . . . . . . . . . . .     Senior Vice President--Finance
     Joseph W. Devine (49)  . . . . . . . . . . . . . .     Senior Vice President--Human Resources
     Dennis M. Thies (45) . . . . . . . . . . . . . . .     Senior  Vice  President--Environmental
                                                            Systems
     Stephen R. Miley (46)  . . . . . . . . . . . . . .     Vice President--Sales & Marketing
     Karen A. Twitchell (38)  . . . . . . . . . . . . .     Treasurer
     Wendell E. Phillips, II (48) . . . . . . . . . . .     Secretary
     Allan B. Korsakov (51) . . . . . . . . . . . . . .     Corporate Controller

        Mr. Comer was elected President and Chief Executive Officer of the Company effective February 4, 1987.

        Mr. Marston was elected Executive Vice President and General Counsel of the Company effective June 1, 1987.

        Mr. Tompkins was elected Executive Vice President--Cement Group effective June 16, 1989. From October 1988 to June 1989, Mr. Tompkins was Vice President--Technical Services of the Company. From July 1988 to October 1988, Mr. Tompkins was Vice President and General Manager of a subsidiary of Gifford-Hill & Company, Inc. ("Gifford-Hill") a Dallas, Texas based cement and concrete products manufacturer.

        Mr. Martineau was elected Executive Vice President--Concrete Products Group effective April 16, 1992. From April 1990 to April 1992, Mr. Martineau was Division Vice President and General Manager of Florida Mining & Materials Concrete Corp., a division of the Company. From September 1987 to April 1990, Mr. Martineau was Executive Vice President of Allied Readymix Inc. of Decatur, Georgia.

        Mr. Persky was elected Senior Vice President--Finance of the Company effective June 16, 1989. From April 1986 to June 1989, Mr. Persky was Vice President--Finance of the Company.

        Mr. Devine was elected Senior Vice President--Human Resources of the Company effective August 16, 1990. From July 1989 to August 1990, Mr. Devine was General Manager of Human Resources for the Continental Can Company, a Norwalk, Connecticut based packaging company. For more than 5 years prior to July 1989, Mr. Devine was Director of Human Resources for the Continental Can Company.

        Mr. Thies was elected Senior Vice President--Environmental Systems on April 16, 1992. From June 16, 1989 to April 1992, Mr. Thies was Senior Vice President--Corporate Development. From February 1987 to June 1989, Mr. Thies was Vice President--Corporate Development.

        Mr. Miley was elected Vice President--Sales & Marketing of the Company in May 1990. From August 1989 to May 1990 Mr. Miley was Director of Sales & Marketing of the Company. From June 1987 to August 1989 Mr. Miley was a Vice President of Southwestern Sunbelt Cement, a marketing joint venture managed and fifty percent owned by the Company during this period.

        Ms. Twitchell was elected Treasurer of the Company effective August 23, 1989. From January 1988 to August 1989, Ms. Twitchell was Manager of Corporate Development of the Company.

        Mr. Phillips was elected Secretary of the Company in January 1984.

        Mr. Korsakov was elected Corporate Controller of the Company in June
1986.

                      RATIFICATION OF INDEPENDENT AUDITORS

        The shareholders will be asked to ratify the appointment of Deloitte & Touche as independent auditors of the books and accounts of the Company for the year ending December 31, 1994. Such ratification will require the favorable vote of the holders of a majority of the shares of Capital Stock present and voting, in person or by proxy, at the Annual Meeting.

        Representatives of Deloitte & Touche will be present at the Annual Meeting, will be given an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

                  DATE FOR SUBMISSION OF SHAREHOLDER PROPOSALS

        In order for shareholder proposals to be included in the Company's Proxy Statement and proxy relating to the Company's 1995 Annual Meeting of Shareholders, such proposals must be received by the Company at its principal executive offices not later than December 8, 1994.

                            EXPENSES OF SOLICITATION

        The cost of soliciting proxies will be borne by the Company. Solicitations of proxies are being made by the Company through the mail, and may also be made in person or by telephone. Employees and directors of the Company may be utilized in connection with such solicitation. In addition, the Company has retained Georgeson & Company, Inc. to assist in soliciting proxies for a fee of $7,000 plus out-of-pocket expenses. The Company will also request brokers and nominees to forward soliciting materials to the beneficial owners of the Capital Stock held of record by such persons and will reimburse them for their reasonable forwarding expenses.

                                 OTHER MATTERS

        The Board of Directors does not intend to bring any other matters before the Annual Meeting and has not been informed that any other matters are to be presented by others. In the event any other matters properly come before the Annual Meeting, the persons named in the enclosed form of proxy will vote all proxies in accordance with their best judgment on such matters.

        Whether or not you are planning to attend the Annual Meeting, you are urged to complete, date and sign the enclosed proxy and return it in the enclosed stamped envelope at your earliest convenience.

                                              By Order of the Board of Directors

                                              Wendell E. Phillips, II
                                              Secretary

- --------------------------------------------------------------------------------
                                SOUTHDOWN, INC.

                         ANNUAL MEETING OF SHAREHOLDERS
                       TO BE HELD THURSDAY, MAY 19, 1994

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

          The undersigned hereby constitutes and appoints Killian L. Huger, Jr., Fentress Bracewell and Michael A. Nicolais, and each of them, attorneys and agents, with full power of substitution to vote as proxy all the shares of Common Stock, Preferred Stock, $.70 Cumulative Convertible Series A, Preferred Stock, $3.75 Convertible Exchangeable Series B and Preferred Stock, $2.875 Cumulative Convertible Series D standing in the name of the undersigned at the Annual Meeting of Shareholders of Southdown, Inc. (the "Company") to be held at the Doubletree Hotel at Allen Center, 400 Dallas Street, Houston, Texas at 10:15 A.M., Houston time, on Thursday, May 19, 1994, and at any adjournment(s) thereof, in accordance with the instructions noted below, and with discretionary authority with respect to such other matters, not known or determined at the time of the solicitation of this proxy, as may properly come before said meeting or any adjournment(s) thereof. Receipt of notice of the meeting and Proxy Statement dated March 31, 1994 is hereby acknowledged.

                     (PLEASE DATE AND SIGN ON REVERSE SIDE)
- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

     THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS AND WILL BE VOTED IN ACCORDANCE WITH THE SHAREHOLDER'S SPECIFICATIONS HEREON. IN THE ABSENCE OF SUCH SPECIFICATIONS, THE PROXY WILL BE VOTED "IN FAVOR" OF EACH NOMINEE FOR DIRECTOR AND "FOR" ON PROPOSAL 2.

     The undersigned hereby revokes any proxies heretofore given and directs said attorneys to act or vote as follows:

       1. ELECTION OF DIRECTORS               / / FOR all nominees listed               / / WITHHOLD AUTHORITY to vote for all
                                                 (except as marked to the contrary)        nominees listed

     NOMINEES -- CLARENCE C. COMER, EDGAR J. MARSTON III, W. J. CONWAY and
                                ROBERT J. SLATER

        (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME ON THE SPACE PROVIDED BELOW.)

     ----------------------------------------------------------------------

     2. PROPOSAL TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE, as independent auditors of the books and accounts of the Company for the year ending December 31, 1994.

                / / FOR             / / AGAINST            / / ABSTAIN

                                          Dated

                                          ---------------------------------,1994

                                          ---------------------------------

                                          ---------------------------------
                                            Signature of Shareholders(s)*

                                          * Please sign as name appears.
                                            Joint owners each should sign.
                                            When signing as attorney,
                                            trustee, administrator,
                                            executor, etc., please indicate
                                            your full title as such.

        PLEASE DATE, SIGN AND MAIL YOUR PROXY PROMPTLY. PLEASE DO NOT FOLD
                                   THIS PROXY.
- --------------------------------------------------------------------------------